Exhibit (10)




                       West Pharmaceutical Services, Inc.
                         Executive Incentive Bonus Plan



The Incentive Bonus Plan for 2002 is based on the following concepts:

*    Excellent service to our customers will create shareholder value.

*    Employees must share in the Company's success.

* Successful achievement of business plan targets will drive profitability for the entire Company.

Here's how the plan works:

TARGET BONUS

The target bonus is a specific percentage of your base salary (as of December 31, 2002) and represents the amount of bonus you will receive if 100% of all Performance Factors is achieved.

PERFORMANCE FACTORS

There are two Performance Factors used to calculate bonuses. Each weighted as to its influence on the overall bonus calculation:

*    Corporate  Financial   Performance  (75%)  Corporate  performance  will  be
     measured on the achievement of the Company's annual:
     -earnings per share target [65%]
     -cash flow [35%]

*    25% of the bonus calculation will be based on an evaluation of:

     1.  The executive team's achievement of its strategic goals.

     2.  Each executive's performance against their personal goals.

BONUS CALCULATION

When the Corporate financial results exceed the target; your bonus opportunity will increase as results improve. If the results at least reach the threshold but fall short of the target, your bonus will be something less than your target bonus opportunity. The following scale will be used for calculating the Corporate Financial Performance Factor:

% Target                     Bonus
  Achieved                    Paid
----------                  ------

     150                       150
     140                       140
     130                       130
     120                       120
     110                       110
     100         Target        100
      90                        90
      85         Threshold      85


There is no "maximum" payout opportunity. Corporate performance above 150% and interim amounts on the scale will be calculated using each 1% of the target bonus.

Keep in mind, the threshold for eligibility for the goals is 75%. The maximum bonus opportunity for achieving all your goals is 100%.

For participants to receive any bonus payout under the Corporate Performance Factors, West must reach at least the threshold (85%) of the Corporate Financial Performance Factor.

As has already been explained, you will receive 100% of your target bonus opportunity if 100% of all Performance Factors are achieved.



--------------------------------------------------------------------------------

                                        EXAMPLE
--------------------------------------------------------------------------------

A executive earning $120,000, who target bonus opportunity is 30%, would have his/her bonus calculated as follows, the Company achieves 102% of the budgeted combined EPS and cash flow targets and is awarded 100% for strategic and personal objective accomplishments:


                    Target    Bonus     % Achieved     Bonus %                 Bonus $
Corp.      75%    x Bonus   = Opp.    x (from scale) = Earned    x Salary    = Earned

Strategic           Target    Bonus                                            Bonus $
Personal   25%    x Bonus   = Opp.    x % Achieved   = Earned    x Salary    = Earned
Goals

Corp.      75%    x 30%     = 22.5%   x     102%     = 22.95%    x $120,000  = $27,540

Strategic
Personal
Goals      25%    x 30%     = 7.5%    x     100%     = 7.5%      x $120,000  = $9,000

----------------------------------------------------------------------------------------

                          TOTAL BONUS EARNED 30.45% = $36,540

-----------------------------------------------------------------------------------------

BONUS PAYOUTS

Once the year's results are confirmed, your bonus award will be calculated applying appropriate tax deductions. Of the after-tax amount, 75% will be paid in cash (check) and 25% will be converted into shares of common stock of West Pharmaceutical Services.

These shares will be deposited with an investment firm where accounts are maintained for our Stock Bonus Plan. We encourage you to retain these shares and to take advantage of the Incentive Share opportunities of the Stock Bonus Plan. Here are the highlights of the Stock Bonus Plan.

STOCK BONUS PLAN

* 25% of your after-tax annual bonus is paid in shares of West Pharmaceutical Services common stock.

* Participants may elect to commit shares ("bonus shares") to long-term holding by depositing those shares into an authorized account. Shares will be held in the participant's name.

* If a participant commits to long-term holding, a number of restricted shares ("Incentive Shares") equal to 25% of the committed bonus shares will be issued to the participant.

* The Incentive Shares will contain a legend stipulating that the restrictions lapse at the end of four years from the date of issuance, so long as the bonus shares are continuously held by the participant during that four-year period.

* If a participant retires under West Pharmaceutical Services Salaried Employees' Retirement Plan, the restrictions will lapse, so long as the bonus shares have been retained continuously. He/she will be entitled to receive a portion of the Incentive Shares according to the following schedule:

     25% with at least one but less than two years continuous ownership of the bonus shares.

     50% with at least two but less than three years continuous ownership of the bonus shares.

     75% with at least three but less than four years continuous ownership of the bonus shares.

* Participants will receive dividends from bonus shares and restricted shares as they are declared. These dividends will be reinvested in stock of West Pharmaceutical Services.

*    Ownership records will be reviewed annually to verify continuous ownership.

*    The Plan is authorized under the 1998 Key Employee  Incentive  Compensation
     Plan.

STOCK OWNERSHIP GUIDELINE

Your personal stock ownership guideline is % of your base salary and is expected to be achieved in 5-7 years from the year an individual becomes eligible to participate in the Incentive Bonus Plan.

MONITORING OUR PROGRESS

Our progress in achieving the various financial targets will be communicated throughout the year, and your manager should review your goals on a periodic basis.

ELIGIBILITY

Eligibility and the amount and type of awards under this plan are solely at the discretion of management and the Board of Directors, and are not guaranteed under any circumstances. Participants must be active employees on December 31, 2002 to be eligible for bonus payment consideration.